EXHIBIT 99.3
FANNIE MAE
MONTHLY SUMMARY
JULY 2005
HIGHLIGHTS FOR JULY INCLUDE:
•	Total business volume grew to $52.5 billion in July from $48.8 billion the previous month.
•	Fannie Mae’s book of business declined at an annual rate of 3.0 percent in July compared with growth of 0.2 percent in June.
•	Total lender-originated MBS issues rose to $43.3 billion from $40.0 billion in June, reflecting an increase in fixed-rate originations.
•	Portfolio purchases of $9.4 billion and sales of $9.3 billion, combined with a $1.1 billion increase in portfolio liquidations to $19.6 billion, resulted in a negative 25.3 percent annualized growth rate of the mortgage portfolio.
•	Both the conventional single-family and multifamily delinquency rates remained stable in June at 0.57 percent and 0.10 percent, respectively.
•	The duration gap on Fannie Mae’s mortgage portfolio averaged one month in July.
MORTGAGE MARKET HIGHLIGHTS:
•	ARM share of conventional mortgage applications fell by nearly 2 percent to 29.9 percent in July, the lowest monthly average ARM share recorded since March 2004.

BUSINESS BALANCES AND GROWTH ($ in Millions) 1/

	Mortgage Portfolio, Gross 2/		Outstanding MBS 3/		Book of Business
	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/	End Balance	Growth Rate 4/
August 2004	$895,428	3.7%	$1,368,918	5.0%	$2,264,345	4.5%
September 2004	904,543	12.9%	1,377,680	8.0%	2,282,223	9.9%
October 2004	913,246	12.2%	1,386,272	7.7%	2,299,518	9.5%
November 2004	912,608	(0.8%)	1,393,205	6.2%	2,305,813	3.3%
December 2004	904,555	(10.1%)	1,402,761	8.5%	2,307,316	0.8%
Full year 2004	$904,555	0.7%	$1,402,761	7.9%	$2,307,316	4.9%

January 2005	$890,834	(16.8%)	$1,416,038	12.0%	$2,306,871	(0.2%)
February 2005	875,245	(19.1%)	1,430,825	13.3%	2,306,070	(0.4%)
March 2005	864,648	(13.6%)	1,441,003	8.9%	2,305,652	(0.2%)
April 2005	851,936	(16.3%)	1,445,353	3.7%	2,297,288	(4.3%)
May 2005	828,079	(28.9%)	1,464,884	17.5%	2,292,963	(2.2%)
June 2005	808,225	(25.3%)	1,485,149	17.9%	2,293,374	0.2%
July 2005	788,786	(25.3%)	1,498,717	11.5%	2,287,503	(3.0%)
YTD 2005	$788,786	(20.9%)	$1,498,717	12.0%	$2,287,503	(1.5%)

BUSINESS VOLUMES ($ in Millions) 1/

	MBS
		Fannie Mae	MBS Issues
	Lender-originated	MBS	Acquired	Portfolio	Business
	Issues 5/	Purchases 6/	by Others	Purchases	Volume
August 2004	$34,961	$4,676	$30,285	$21,787	$52,072
September 2004	40,870	5,074	35,796	27,661	63,457
October 2004	38,289	3,665	34,623	27,142	61,766
November 2004	36,259	2,717	33,542	19,121	52,662
December 2004	39,375	1,642	37,732	13,016	50,748
Full year 2004	$527,146	$64,604	$462,542	$262,647	$725,189

January 2005	$37,457	$451	$37,006	$11,095	$48,101
February 2005	31,259	538	30,721	9,446	40,167
March 2005	31,493	326	31,166	11,206	42,372
April 2005	36,838	429	36,409	8,865	45,274
May 2005	34,343	219	34,124	11,198	45,322
June 2005	40,039	210	39,829	8,964	48,793
July 2005	43,344	207	43,138	9,365	52,502
YTD 2005	$254,773	$2,380	$252,393	$70,138	$322,531

The single-family and multifamily MBS issues will no longer be shown separately on a monthy basis.

MORTGAGE PORTFOLIO COMMITMENTS, PURCHASES, AND SALES ($ in Millions) 1/

				Mortgage
	Retained			Portfolio
	Commitments 7/	Purchases 8/	Purchase Yield 9/	Sales
August 2004	$24,683	$21,787	4.14%	$1,932
September 2004	30,783	27,661	3.61%	1,195
October 2004	19,356	27,142	3.59%	941
November 2004	11,887	19,121	4.16%	1,511
December 2004	9,330	13,016	4.71%	1,653
Full year 2004	$256,144	$262,647	4.22%	$16,449

January 2005	$797	$11,095	4.40%	$6,360
February 2005	3,099	9,446	4.73%	9,539
March 2005	10,587	11,206	4.79%	4,806
April 2005	5,654	8,865	5.04%	1,680
May 2005	(8,131)	11,198	4.99%	17,812
June 2005	(2,339)	8,964	5.33%	10,350
July 2005	4,636	9,365	5.43%	9,288
YTD 2005	$14,303	$70,138	4.94%	$59,834

1/	Represents unpaid principal balance.
2/	Excludes mark-to-market adjustments, deferred balances and allowance for losses. Includes $404 billion of Fannie Mae MBS as of July 31, 2005.
3/	MBS held by investors other than Fannie Mae’s portfolio.
4/	Growth rates are compounded.
5/	Excludes MBS issued from Fannie Mae’s portfolio, which was $2,276 million in July 2005.
6/	Included in total portfolio purchases.
7/	Represents commitments to purchase, net of commitments to sell, entered into during the month, including any modifications to original amounts.
8/	Fannie Mae is not providing a breakdown of mortgage portfolio purchases between single-family and multifamily because the company is currently examining its processes for classifying mortgage purchases. Upon completion of this review, we will re-release the breakdown between single-family and multifamily and expect that certain previously reported purchases will be reclassified.
9/	Represents the weighted-average yield on monthly purchases. Yields are presented on a taxable-equivalent basis to consistently reflect income from taxable and tax-exempt investments.

Numbers may not add due to rounding.

LIQUIDATIONS ($ in Millions) 1/					DELINQUENCY RATES

	Mortgage Portfolio		Outstanding MBS		Single-family Conventional 2/
	Liquidations		Liquidations		Non-Credit	Credit		Multifamily
	Amount	Annual Rate	Amount	Annual Rate	Enhancement 3/	Enhancement 4/	Total 5/	Total 6/
August 2004	$17,179	23.06%	$26,442	23.23%	0.30%	1.67%	0.58%	0.13%
September 2004	17,361	23.15%	27,168	23.74%	0.30%	1.72%	0.59%	0.12%
October 2004	17,529	23.14%	26,970	23.42%	0.32%	1.77%	0.62%	0.12%
November 2004	18,295	24.05%	28,104	24.27%	0.33%	1.84%	0.64%	0.10%
December 2004	19,449	25.69%	29,779	25.56%	0.33%	1.84%	0.63%	0.10%
Full year 2004	$240,201	26.87%	$374,688	27.58%

January 2005	$18,480	24.70%	$30,063	25.60%	0.35%	1.88%	0.65%	0.10%
February 2005	15,545	21.13%	24,107	20.32%	0.34%	1.84%	0.64%	0.10%
March 2005	17,049	23.52%	24,956	20.86%	0.31%	1.72%	0.59%	0.09%
April 2005	19,899	27.82%	33,740	28.05%	0.30%	1.68%	0.57%	0.10%
May 2005	17,301	24.72%	27,844	22.96%	0.30%	1.68%	0.57%	0.10%
June 2005	18,502	27.14%	29,243	23.79%	0.30%	1.69%	0.57%	0.10%
July 2005	19,575	29.42%	34,429	27.69%
YTD 2005	$126,351	25.44%	$204,383	24.20%

AVERAGE INVESTMENT BALANCES ($ in Millions)

	Net	Liquid	Total Net
	Mortgages	Investments	Investments
August 2004	$887,471	$64,853	$952,324
September 2004	895,590	69,256	964,846
October 2004	903,065	61,445	964,510
November 2004	907,233	62,836	970,069
December 2004	904,200	58,877	963,077
Full year 2004	$886,699	$67,510	$954,208

January 2005	$891,533	$66,667	$958,200
February 2005	878,378	54,626	933,003
March 2005	863,662	65,330	928,992
April 2005	851,828	58,269	910,097
May 2005	836,441	55,479	891,920
June 2005	813,466	59,072	872,538
July 2005	792,532	55,114	847,645
YTD 2005	$846,834	$59,222	$906,057

INTEREST RATE RISK DISCLOSURE

Effective
Duration Gap 7/
(in months)
August 2004	-2
September 2004	-2
October 2004	0
November 2004	-1
December 2004	-1

January 2005	-1
February 2005	0
March 2005	1
April 2005	-1
May 2005	-1
June 2005	0
July 2005	1

1/	Represents unpaid principal balance.
2/	Includes conventional loans three or more months delinquent or in foreclosure process as a percent of the number of loans.
3/	Loans without primary mortgage insurance or any credit enhancements.
4/	Loans with primary mortgage insurance and/or other credit enhancements.
5/	Total of single-family non-credit enhanced and credit enhanced loans.
6/	Includes loans and securities 60 days or more past due and is calculated based on mortgage credit book of business.
7/	The duration gap is a weighted average for the month.

Numbers may not add due to rounding.

This information is subject to change as a result of the pending re-audit and restatement of Fannie Mae’s previously published financial statements. More information regarding the re-audit and restatement may be found in Form 8-Ks Fannie Mae filed with the Securities and Exchange Commission on December 22, 2004, March 18, 2005, May 11, 2005, and August 9, 2005.
For more information about Fannie Mae, please visit www.fanniemae.com or contact us at (202) 752-7115.